                                                                EXHIBIT 10.6



CONFIDENTIAL TREATMENT
REQUESTED BY GALILEO
INTERNATIONAL, INC.





                             MARKETING COOPERATION
                       AND SALES REPRESENTATION AGREEMENT

                                    between

                             UNITED AIR LINES, INC.

                                      and

                          GALILEO INTERNATIONAL, INC.



                    Dated as of __________________ __, 1997

CONFIDENTIAL TREATMENT
REQUESTED BY GALILEO
INTERNATIONAL, INC.



                             MARKETING COOPERATION
                       AND SALES REPRESENTATION AGREEMENT

                               Table of Headings



Section                                                                                     Page
-------                                                                                     ----
1        Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

2        Sales Agency and Territories . . . . . . . . . . . . . . . . . . . . . . . . . .    2
         2.1 Sales to NTP Subscribers . . . . . . . . . . . . . . . . . . . . . . . . . .    2
              2.1.1       Sales Agency Appointment  . . . . . . . . . . . . . . . . . . .    2
              2.1.2       Designated Subscribers  . . . . . . . . . . . . . . . . . . . .    2
              2.1.3       Multinational Accounts  . . . . . . . . . . . . . . . . . . . .    2
         2.2  Sales to CTMS Customers   . . . . . . . . . . . . . . . . . . . . . . . . .    3
         2.3  Other Sales Agents  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
         2.4  Territorial Reassignment  . . . . . . . . . . . . . . . . . . . . . . . . .    3
         2.5  Trade Names   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4

3        The Administration of this Agreement . . . . . . . . . . . . . . . . . . . . . .    4
         3.1 GI-Inc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
         3.2 United . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
         3.3 Meetings and Coordination  . . . . . . . . . . . . . . . . . . . . . . . . .    6

4        Responsibilities of United . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
         4.1 NTP Sales Services . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
         4.2 Multinational Sales Services . . . . . . . . . . . . . . . . . . . . . . . .    7
         4.3 CTMS Sales Services  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
         4.4 Support Services . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
         4.5 Responsibilities With Respect to Excluded Subscribers  . . . . . . . . . . .   10
         4.6 Sales Planning . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         4.7 Staffing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
             4.7.1 Staffing Commitment . . . . . . . . . . . . . . . . . . . . . . . . .    10
             4.7.2 Review of Staffing Levels . . . . . . . . . . . . . . . . . . . . . .    10
             4.7.3 Employee Proficiency and Training . . . . . . . . . . . . . . . . . .    10
                   4.7.3.1  Introductory Training  . . . . . . . . . . . . . . . . . . .    10
                   4.7.3.2  Employee Proficiency . . . . . . . . . . . . . . . . . . . .    11
                   4.7.3.3  Training and Test Materials  . . . . . . . . . . . . . . . .    11

5        GI-Inc Responsibilities . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12


                                      i

CONFIDENTIAL TREATMENT
REQUESTED BY GALILEO
INTERNATIONAL, INC.

         5.1 Marketplace Competitiveness  . . . . . . . . . . . . . . . . . . . . . . . .   12
         5.2 GI-Inc Support of Sales Services and Support Services  . . . . . . . . . . .   12
         5.3 Services of GI-Inc . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         5.4 New Services . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         5.5 CTMS Products  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
             5.5.1 Base Products . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13
             5.5.2 Demonstrations  . . . . . . . . . . . . . . . . . . . . . . . . . . .    13
         5.6 Technical Support  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
         5.7 Technical Assistance Offices . . . . . . . . . . . . . . . . . . . . . . . .   13
         5.8 Help Desk  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13

6        Reporting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14

7        Other Marketing Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
         7.1 GI-Inc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
         7.2 United . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14

8        Terms of Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14

9        Currency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15

10       Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15

11       Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
         11.1 Confidential Information . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         11.2 Service  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

12       Service Marks, Patents, Third Party Data . . . . . . . . . . . . . . . . . . . .   16
         12.1 Use of Service Marks . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
              12.1.1  GI-Inc Marks . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
              12.1.2  United Marks . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         12.2 Patent Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
              12.2.1  Actions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
              12.2.2  Limitation . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         12.3 Third Party Data . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

13       Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
         13.1 GI-Inc Responsibilities  . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         13.2 Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

CONFIDENTIAL TREATMENT
REQUESTED BY GALILEO
INTERNATIONAL, INC.


14       Limitation of Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18

15       Consequential Damages  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18

16       Termination for Breach . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18

17       Force Majeure, Delay . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18

18       Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19

19       Guarantee of Performance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19

20       Third Party Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19

21       Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19

22       Relationship of the Parties  . . . . . . . . . . . . . . . . . . . . . . . . . . . 20

23       Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20

24       Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20

25       Governing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20

26       Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20

27       Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21

28       Entirety of Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21

29       Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22


CONFIDENTIAL TREATMENT
REQUESTED BY GALILEO
INTERNATIONAL, INC.

                              Table of Attachments


Appendix I  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

          [INTENTIONALLY OMITTED -- CONFIDENTIAL TREATMENT REQUESTED]

Appendix II . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

          [INTENTIONALLY OMITTED -- CONFIDENTIAL TREATMENT REQUESTED]

Attachment A  . . . . . . . . . . . . . . . . . . . . .   Defined Terms
Attachment B  . . . . . . . . . . . . . . .Dispute Resolution Procedure

Exhibit A . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

          [INTENTIONALLY OMITTED -- CONFIDENTIAL TREATMENT REQUESTED]

Exhibit B  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

          [INTENTIONALLY OMITTED -- CONFIDENTIAL TREATMENT REQUESTED]

Exhibit C  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

          [INTENTIONALLY OMITTED -- CONFIDENTIAL TREATMENT REQUESTED]

Exhibit D  . . . . . . . . . . . . . . . . .Sales Representative Reports

Exhibit E  . . . . . . . . . . . . . . . . . . . . . Certain Territories

Schedule 1

          [INTENTIONALLY OMITTED -- CONFIDENTIAL TREATMENT REQUESTED]

CONFIDENTIAL TREATMENT
REQUESTED BY GALILEO
INTERNATIONAL, INC.


            MARKETING COOPERATION AND SALES REPRESENTATION AGREEMENT
             UNITED AIR LINES, INC. AND GALILEO INTERNATIONAL, INC.

        This Marketing Cooperation and Sales Representation Agreement (this "Agreement") effective as of the ___ day of _______, 1997 (the "Effective Date"), by and between GALILEO INTERNATIONAL, INC., a Delaware corporation ("GI-Inc") with offices at Suite 400, 9700 West Higgins Road, Rosemont, Illinois, 60018, and UNITED AIR LINES, INC., a Delaware corporation ("United") with offices at 1200 E. Algonquin Road, Elk Grove Township, Illinois 60007.

                                    RECITALS

        WHEREAS United and Apollo Travel Services Partnership, a Delaware general partnership ("Apollo Partnership"), are parties to a Sales Representative Agreement, dated as of January 1, 1994 (the "Original Agreement"); and

        WHEREAS GI-Inc generates computerized reservations services through GI-Inc's computer reservation system and distributes such services worldwide for use by travel-related business entities, by CTMS Customers, and by individual consumers; and

        WHEREAS GI-Inc desires to appoint Sales Representatives that will be responsible for the sale of GI-Inc's reservations services to such persons and for the provision of ongoing support services to certain of such persons; and

        WHEREAS The parties hereto agree that, because of the competitiveness of the products and services of GI-Inc vis-a-vis like products and services of all other companies within the CRS Industry, United is desirous of entering into this Agreement; and

        WHEREAS The parties hereto agree that, because of United's knowledge of and contact with a substantial portion of the community of travel agents within the Territory, GI-Inc is desirous of entering into this Agreement; and

        WHEREAS United and Apollo Partnership intend to terminate the Original Agreement and United desires to be a Sales Representative for GI-Inc under the terms and conditions of this Agreement;

        NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement, GI-Inc and United hereby agree as follows:

CONFIDENTIAL TREATMENT                     2
REQUESTED BY GALILEO
INTERNATIONAL, INC.


1       Definitions.

        Capitalized terms used as defined terms in this Agreement have, unless otherwise defined elsewhere in this Agreement, the meanings provided for each in Attachment A hereto.

2       Sales Agency and Territories.

        2.1  Sales to NTP Subscribers.

             2.1.1  Sales Agency Appointment.
                    With respect to the Assigned Subscribers, GI-Inc hereby
             appoints United as the exclusive limited agent of GI-Inc to obtain commitments from the Assigned Subscribers to subscribe for and lease Galileo Services. Except as provided in Section 4.2 below, United will act as the sales agent of GI-Inc only for the limited purposes of negotiating and obtaining written commitments from NTP Subscribers on terms and in a form prepared and approved in advance by GI-Inc.

             2.1.2   Designated Subscribers.
                     Exhibit C hereto lists the NTP Subscribers with locations
             in the sales territories of more than one sales representative for whom United is the designated provider of Sales Services and Support Services. United is the exclusive provider of Sales Services and Support Services for all locations of such NTP Subscribers in the Territory. GI-Inc may add or delete NTP Subscribers from such Exhibit C only with United's consent.
             All NTP Subscribers listed on Exhibit C are "Excluded Subscribers" for all other sales representatives of GI-Inc, including for GI-Inc itself.

             2.1.3  Multinational Accounts.

                    An NTP Subscriber whose Headquarters is in the Territory and that has outlets (whether owned, licensed, or otherwise) for its business in both the Territory and outside of the Territory is, for the purposes of this Agreement, a "Multinational Account". GI-Inc has overall responsibility with respect to Multinational Accounts, including the provision of services to and all payments of Financial Assistance to such Multinational Accounts, provided, however, that United has responsibility for the negotiations with Multinational Accounts with respect to the products and services of GI-Inc, and United and GI-Inc agree that United together with GI-Inc shall undertake all such negotiations pursuant to this Agreement, including, without limitation, the Multinational Procedure as

CONFIDENTIAL TREATMENT                    3
REQUESTED BY GALILEO
INTERNATIONAL, INC.




     described in Section 4.2 below. Exhibit C to this Agreement lists the Multinational Accounts as of the Effective Date. Subsequent to the Effective Date, United shall assume the responsibilities described in this
     Section 2.1.3 with respect to any National Account that, during the term of this Agreement, becomes a Multinational Account, whether by growth, merger, business combination, or otherwise. In the event that any Multinational Account ceases to be a Multinational Account during the term of this Agreement (a "Discontinued Multinational Account"), then such Discontinued Multinational Account shall no longer be deemed to be a Multinational Account but shall be deemed to be a Designated Subscriber.

2.2  Sales to CTMS Customers.
     With respect to CTMS Customers and CTMS Agents, GI-Inc hereby appoints United as its non-exclusive limited agent to obtain commitments from CTMS Customers and CTMS Agents to purchase, license, or lease CTMS Services. Pursuant to Section 4.3 below, and except in those territories where GI-Inc has granted exclusive distribution rights to third parties with respect to Galileo Services and CTMS Services, as listed in Exhibit E hereto, United may act as the sales agent of GI-Inc worldwide for the limited purposes of negotiating and obtaining written commitments from CTMS Customers and CTMS Agents on terms and in a form prepared and approved in advance by GI-Inc.

2.3    Other Sales Agents.
       Subject to this Section 2 and to Section 3 below, GI-Inc may at its discretion appoint other persons as sales agents of GI-Inc and GI-Inc may act on its own behalf as sales agent. GI-Inc will treat each of its sales agents in a fair and nondiscriminatory manner and as appropriate in a manner proportionate to United's responsibilities hereunder with respect to the terms and conditions of its appointment as a sales representative, including, but not limited to, the provision of Sales Services, Support Services, training, the criteria for approvals of Form Agreements, the compensation arrangements provided by GI-Inc, and in all associated support functions that are GI-Inc's responsibility hereunder.

2.4    Territorial Reassignment.
       A "Territorial Reassignment" shall occur in the event of (i) a reassignment by GI-Inc among its sales representatives of territories outside of the APR but within the Territory, or (ii) the termination of any arrangement regarding sales agency between GI-Inc and another sales representative of GI-Inc who is performing as a sales agent within the Territory but not within the APR (an "Other Agent"). In the event of a

CONFIDENTIAL TREATMENT           4
REQUESTED BY GALILEO
INTERNATIONAL, INC.


    Territorial Reassignment, GI-Inc will offer to United the right of first refusal to assume sales agent responsibility within such reassigned territory or within the territory of such terminated Other Agent. Before such territories are assigned to United, GI-Inc and United will negotiate in good faith to adjust the performance objectives and the compensation therefor as provided in Appendix II. If United and GI-Inc are unable within ninety days (90 days) from the commencement of such negotiations to agree on the terms of adjustment for the performance objectives and the compensation then GI-Inc shall be free to make the Territorial Reassignment to any other agent or GI-Inc may perform such sales function for itself.

    2.5  Trade Names.
         During the term of this Agreement and except as otherwise provided in this Agreement, with respect to the APR, GI-Inc will market, and United will sell, the Reservations Services and CTMS Services of GI-Inc under the "Apollo" trade name. Notwithstanding the foregoing, if, as a result of United's efforts under this Agreement, a customer of GI-Inc commits to purchase GI-Inc products or services outside of the Territory then GI-Inc will determine the trade name for such products or services outside of the Territory . For the purposes of this Agreement it is assumed, without obligation on GI-Inc's part, that such trade name outside the Territory is "Galileo".

3   The Administration of this Agreement.

    United and GI-Inc agree that the proper and efficient administration of each party's obligations under this Agreement is essential to meeting the objectives of the parties hereunder. To this purpose, the parties agree to dedicate appropriate staff and resources at an executive level, and otherwise, as follows:

    3.1  GI-Inc.
         At all times during the term of this Agreement GI-Inc will employ an individual who shall have primary responsibility for meeting GI-Inc's obligations under this Agreement, which person shall be a duly appointed officer of GI-Inc (the "GI-Inc Executive"). The GI-Inc Executive shall report directly to the President and Chief Executive Officer of GI-Inc. The GI-Inc Executive shall be a person who has experience and background commensurate with his or her responsibilities. The GI-Inc Executive will maintain an office in the Chicago metropolitan region.

         The GI-Inc Executive shall have full authority to bind GI-Inc in all matters regarding this Agreement that may arise during the term of this Agreement, subject to

CONFIDENTIAL TREATMENT                     5
REQUESTED BY GALILEO
INTERNATIONAL, INC.


  the provisions of the corporate by-laws and commitment authorities of GI-Inc as approved by GI-Inc's Board of Directors or CEO, including, without limitation:

       (i)   matters regarding Financial Assistance;

       (ii) the approval of agreements with current and potential customers of GI-Inc that are negotiated by United on GI-Inc's behalf pursuant to this Agreement;

       (iii) the negotiation with United of goals and targets related to GI-Inc's and United's performance under this Agreement;

       (iv) the compensation owed United by GI-Inc under this Agreement, including the negotiation and payment thereof;


       (v) the quantity, quality of performance and training of personnel provided by GI-Inc pursuant to its obligations under this Agreement;


       (vi) the coordination of GI-Inc's role in negotiations with any third party where such negotiations involve the participation of parties other than GI-Inc, United, and that third party; and

       (vii) the coordination and resolution of any issues arising under this Agreement that, in United's or GI-Inc's estimation, are affected by actions that have been or may be taken by other sales agents of GI-Inc or by GI-Inc.

       The GI-Inc Executive may delegate to employees of GI-Inc or to persons under the control of GI-Inc such matters that are his or her responsibility hereunder and as may be, in the GI-Inc Executive's discretion, appropriate for delegation provided that, if United reasonably objects that such delegation will result in a diminishment of GI-Inc's performance hereunder or in a detriment to United's ability to perform its obligations hereunder, or both, then GI-Inc will review the proposed delegation and inform United as to how GI-Inc will address United's reasonable concerns.

  3.2  United.
       At all times during the term of this Agreement United will employ an individual to have primary responsibility for meeting United's obligations under this Agreement, which person shall be a duly appointed officer of United (the "United Executive"). The United Executive shall he a person who has experience and background commensurate with his or her responsibilities. The United Executive will maintain an office in the Chicago metropolitan region. The United Executive shall have full authority to bind United in all matters regarding this Agreement that may arise during the term of this Agreement, subject to the provisions of the corporate by-laws and commitment

CONFIDENTIAL TREATMENT                      6
REQUESTED BY GALILEO
INTERNATIONAL, INC.


  authorities of United Air Lines, Inc., as approved by United Air Lines, Inc.'s Board of Directors or CEO, including, without limitation:

      (i) the conduct of United's negotiations with current and potential customers of GI-Inc on GI-Inc's behalf pursuant to this Agreement;

      (ii) the negotiation with GI-Inc of goals and targets related to GI-Inc's and United's performance under this Agreement;

      (iii) the compensation owed United by GI-Inc under this agreement, including the negotiation and payment thereof;

      (iv) the quantity, quality of performance and training of personnel provided by United pursuant to its obligations under this Agreement;

      (v) the coordination of United's role in negotiations with any third party where such negotiations involve the participation of parties other than GI-Inc, United, and that third party; and

      (vi) the coordination and resolution of any issues arising under this Agreement that, in United's or GI-Inc's estimation, are affected by actions that have been or may be taken by other sales agents of GI-Inc or by GI-Inc.

         The United Executive may delegate to employees of United or to persons under the control of United such matters that are his or her responsibility hereunder and as may be, in the United Executive's estimation, appropriate for delegation, provided that, if GI-Inc reasonably objects that such delegation will result in a diminishment of United's performance hereunder or in a detriment to GI-Inc's ability to perform its obligations hereunder, or both, then United will review the proposed delegation and inform GI-Inc as to how United will address GI-Inc's reasonable concerns.

    3.3  Meetings and Coordination.

         The GI-Inc Executive and the United Executive shall meet from time to time, whether telephonically or in person and on a schedule to which they mutually agree, to review the progress of each party's performance under this Agreement as well as general economic and travel industry market conditions or factors that may potentially affect one or the other party performance hereunder.

4   Responsibilities of United.

4.1  NTP Sales Services.

         Primarily using United's General Sales Personnel, United will actively engage in the sale, marketing, and promotion of Galileo Services to the Assigned Subscribers.

CONFIDENTIAL TREATMENT                7
REQUESTED BY GALILEO
INTERNATIONAL, INC.

     To this end, United will perform the following services for GI-Inc pursuant to this Agreement (such services are, collectively, "NTP Sales Services"):

     (i) Scope. United will engage in NTP Sales Services regarding only those Galileo Services as directed or authorized in advance by GI-Inc.

     (ii) Contact. United will maintain current and establish new personal a nd telephone contact and sales relationships, including, where appropriate, in person or telephone sales calls. At GI-Inc's expense, United may, on approval of GI-Inc, undertake direct mail solicitations, promotions, and other sales efforts, with NTP Subscribers within the APR. GI-Inc may disapprove any sales promotion or solicitation with respect to the Galileo Services that GI-Inc in its reasonable discretion determines to be contrary to the objectives or policies of GI-Inc.


     (iii) Commitment Review Procedure. United shall follow the Commitment Review Procedure described in Section 5.2 below.

     (iv) Support Services. Subject to the NTP Form Agreement and within the Negotiation Range, United shall offer to NTP Subscribers within the APR such NTP Support Services as are approved in advance by GI-Inc.


     (v) Discontinued Services. Upon receipt of a Discontinued Service Notice, as such term is defined in Section 5.1 below, United will cease Sales Services regarding such Galileo Service or feature.


     (vi) Changes to United Organization. United will give GI-Inc prompt written notice regarding any significant re-organization, redeployment or change of responsibilities of its General
            Sales Personnel (an "Organization Change"). If such Organization Change is likely to result in an inability of United to perform NTP Sales Services in a metropolitan area in the APR that provides a significant portion of Total Revenue then United will notify GI-Inc as to whether

            (a) United chooses to continue providing services under this Agreement in such area, in which case United will propose to GI-Inc how United will staff the necessary Sales Force coverage for such area, and GI-Inc will review United's proposal in good faith and determine whether it accepts the proposal; or

            (b) United chooses not to continue providing services under this Agreement in such area.


            In the event of (b), above, or of GI-Inc's rejection of United's proposal in (a), above, then GI-Inc may reassign sales responsibility in such area to another person, including to GI-Inc itself.

CONFIDENTIAL TREATMENT                 8
REQUESTED BY GALILEO
INTERNATIONAL, INC.


4.2  Multinational Sales Services.
     United will actively engage in the sale, marketing, and promotion of Galileo Services to Multinationals. To this end, and notwithstanding the provisions of Section 4.1 above, United will perform the following services for GI-Inc pursuant to this Agreement (such services are, collectively, "Multinational Sales Services"):

  (i) Scope. United will engage in Multinational Sales Services regarding only those Galileo Services as directed or authorized in advance by GI-Inc.
  (ii) Multinational Procedure; GI-Inc Lead; United Lead. With respect to the management of the account of each Multinational, the GI-Inc Executive shall appoint an individual (the "GI-Inc Lead") and the United Executive shall appoint an individual (the "United Lead") who shall have joint responsibility for the preparation and conduct of negotiations with that Multinational. The following procedure (the "Multinational Procedure") shall apply to the preparation and conduct of such negotiations:

   (a) US Deal. The United Lead shall be the lead negotiator in negotiations with a Multinational that apply to Galileo Services that are to be provided by GI-Inc in at least the United States of America (a "US Deal").
   (b) Sales Calls. All sales calls related to a US Deal and made in person with the Multinational shall be made jointly by the United Lead and the GI-Inc Lead. The GI-Inc Lead and the United Lead shall jointly coordinate contacts and meetings, whether in person or telephonic or via some other electronic means, with the Multinational. In the event that the Multinational initiates contact with one Lead outside of the presence of the other Lead, then the contacted Lead will promptly provide the other Lead with information about such contact insofar as
         it relates to the subject matter of this Agreement.   In no case will
         any GI-Inc employee or agent discuss any element of United's business with the Multinational without United's prior knowledge and consent.
   (c) Account Leads - Non-US Deals. In the case of negotiations with a Multinational that are not related to a US Deal, this Agreement does not apply, provided that, GI-Inc will regularly provide United with any information related to such non-United States of America negotiations or services that may reasonably be understood to be related either to the conduct and maintenance of United's good relations with such Multinational or to United's effective performance under this Agreement, or both. GI-Inc will endeavor to provide to United in

CONFIDENTIAL TREATMENT                    9
REQUESTED BY GALILEO
INTERNATIONAL, INC.



                         advance of the presentation of proposals with respect to non-US Deals to Multinationals, a summary of the terms of such proposals. If United provides GI-Inc with United's reasonable objections to such terms to the effect that such terms will, in United estimate, have a negative effect on United ability to negotiate acceptable US Deals in the future, with respect to Financial Assistance or otherwise, then GI-Inc will take United's objections into account. If GI-Inc negotiates a non-US Deal that includes a level of Financial Assistance for a Multinational that is greater than the level of Financial Assistance then currently agreed with that Multinational under a US Deal then GI-Inc will not thereafter attempt to increase the Revenue Goal or reduce the FA Budget to offset such increased Financial Assistance.

     4.3   CTMS Sales Services.
           United will actively engage in the sale, marketing, and promotion of CTMS Services to CTMS Customers and CTMS Agents. To this end, United will perform the following services for GI-Inc pursuant to this Agreement (such services are, collectively, "CTMS Sales Services"):

     (i) Scope. United will engage in CTMS Sales Services regarding only those CTMS Services as directed or authorized in advance by GI-Inc.
     (ii) Product Licensing. As GI-Inc's non-exclusive sales agent for the licensing of CTMS Services, subject to Section 2.2 above, United may market and license CTMS Services to CTMS Customers and to CTMS Agents. The parties will work together to develop marketing plans for CTMS Services, including the name or names of products.
     (iii) Contact. United will maintain current and establish new personal and telephone contact and sales relationships, including, where appropriate, in person or telephone sales calls with CTMS Customers and CTMS Agents. At GI-Inc's expense, United may, on approval of GI-Inc, undertake direct mail solicitations, promotions, and other sales efforts, with CTMS Customers and CTMS Agents. GI-Inc may disapprove any sales promotion or solicitation with respect to the CTMS Services that GI-Inc in its reasonable discretion determines to be contrary to the objectives or policies of GI-Inc.
     (iv) Commitment Review Procedure. United shall follow the Commitment Review Procedure described in Section 5.2 below.
      (v) CTMS Support Services. Subject to the CTMS Form Agreement and within the Negotiation Range, United shall offer to CTMS Customers or CTMS Agents, or

CONFIDENTIAL TREATMENT              10
REQUESTED BY GALILEO
INTERNATIONAL, INC.


           both, as the case may be, such CTMS Support Services as are approved in advance by GI-Inc.

     (vi) Discontinued Services. Upon receipt of a Discontinued Service Notice, as such term is defined in 5.1 below, United will cease CTMS Sales Services regarding such CTMS Service.

     4.4   Support Services.
           In addition to the Sales Services, United will perform the following services for GI-Inc pursuant to this Agreement for those NTP Subscribers with annual HOL Flow in excess of $5 million (such services are, collectively, "Support Services").

     (i) Support Services Calls. Responses to inquiries from, and regular premises visits and assistance to, NTP Subscribers in order to establish and maintain good relations and to improve relations between NTP Subscribers and GI-Inc, and to aid in familiarization with and use of Galileo Services and CTMS Services.
     (ii) Technical Questions Received. United will relay promptly to GI-Inc any technical questions received by United from customers of GI-Inc and, as requested by GI-Inc, will coordinate responses thereto.
     (iii) Area of Support. United will be responsible for Support Services for locations of NTP Subscribers within the APR, and as designated by GI-Inc outside of the APR (although associated revenue from non-APR Subscribers designated for support will be included in Total Revenue).

     4.5   Responsibilities With Respect to Excluded Subscribers.
           United will not enter into sales negotiations with Excluded Subscribers except with the prior written approval of GI-Inc. GI-Inc may add or delete NTP Subscribers as Excluded Subscribers on Exhibit B hereto after consulting with and receiving the consent of all affected sales representatives, including United. Revenues from all Assigned Subscribers who become Excluded Subscribers will continue to be counted for that year in the Total Revenue. United may negotiate with NTP Subscribers regarding sales commitments outside of the APR (i) after prior notice to GI-Inc, (ii) after a reasonable period of time in which GI-Inc has had the opportunity to coordinate such sales calls with its own sales force and with GI-Inc's other sales representatives, and (iii) after consent of GI-Inc. Only those sales outside of the APR approved in advance by GI-Inc will be included in Total Revenue totals.

     4.6  Sales Planning.
          Subject to Appendix II, and in no event later than February 28 of each year, GI-Inc and United jointly will develop a sales plan for such year, which sales plan will be

CONFIDENTIAL TREATMENT                         11
REQUESTED BY GALILEO
INTERNATIONAL, INC.



     designed to increase business opportunities, procure profitable NTP Subscriber accounts for GI-Inc and attain or exceed the Revenue Goal.

     4.7  Staffing.

          4.7.1  Staffing Commitment.
                 As described in Appendix I, United will staff a Sales Force who will provide Sales Services to GI-Inc under this Agreement.

          4.7.2  Review of Staffing Levels.
                 United will consult with GI-Inc from time to time as requested by either party to review the job descriptions, minimum qualifications, career paths, and other matters in connection with the Sales Force. United will consult with GI-Inc regarding the staffing of Dedicated Personnel and Active Support Personnel positions to be provided under this Agreement. Such consultations will include review of job descriptions and necessary qualifications, consideration of possible applicants from GI-Inc and United as well as third parties, and full consultation and review of proposed training schedules for each Dedicated Personnel and Active Support Personnel.

          4.7.3  Employee Proficiency and Training.

                 4.7.3.1  Introductory Training.
                          Prior to commencing any Sales Services on behalf of
                 GI-Inc hereunder, all Sales Force personnel of United must attend a five-day introductory training course and, thereafter, a two-day refresher training course at least once annually, at a location or locations to be mutually agreed between United and GI-Inc. As new GI-Inc products or services are released by GI-Inc for Sales Services hereunder, GI-Inc will provide training with respect thereto to the Sales Force at a location or locations as agreed by the parties. GI-Inc will bear its own expenses in providing the training and United will bear its own expenses of the Sales Force in attending such training.

                 4.7.3.2  Employee Proficiency.
                          United will take all reasonable steps to ensure that
                 all of the Sales Force who are authorized to sell or support the products and services of GI-Inc hereunder have been trained appropriately and are proficient to provide Sales Services in accordance with the terms of this Agreement.

CONFIDENTIAL TREATMENT                    12
REQUESTED BY GALILEO
INTERNATIONAL, INC.



                    GI-Inc shall have the right to test the proficiency of individual Sales Force personnel at the time of their refresher training and to require additional training for such individuals as do not demonstrate minimum proficiency. GI-Inc will provide all course materials, test materials, and training facilities necessary to provide such additional training, and United and GI-Inc will mutually establish a reasonable schedule for the administration of such additional training. Sales Force personnel who have completed such additional training will be again tested and those who again demonstrate an inability to achieve the minimum level of proficiency will not be counted toward the required staffing levels prescribed in this Section 4.7.

                    4.7.3.3  Training and Test Materials.
                             GI-Inc will provide to United in advance of their
                    use copies of all introductory training materials, refresher training materials, and proficiency test vehicles to he used pursuant to this Section 4.7.3 (collectively, the "Training Materials"). The Training Materials will always be constructed according to the best practices for Training Materials then employed by U.S. industry and shall be related solely to the reasonable skills required of a person engaged in the sales of products and services such as those of GI-Inc. United may, at its request, review such Training Materials in advance of their use hereunder and GI-Inc will make all reasonable changes requested by United to the Training Materials.

5    GI-Inc Responsibilities.

     5.1  Marketplace Competitiveness.
          GI-Inc will at all times during the term of this Agreement use its best efforts to ensure that Galileo Services maintain a superior level of competitiveness in the CRS Industry. GI-Inc will give United as much notice as is reasonably practicable if GI-Inc discontinues general distribution or provision of any particular Galileo Service or CTMS Service or major feature thereof (a "Discontinued Service Notice")

     5.2  GI-Inc Support of Sales Services and Support Services.
          With the objective of ensuring the proper level of GI-Inc support for Sales Services and for Support Services provided by United under this Agreement, GI-Inc will provide the following support to United (collectively, the "GI-Inc Support"):

CONFIDENTIAL TREATMENT               13
REQUESTED BY GALILEO
INTERNATIONAL, INC.





          (i) Copies. GI-Inc will ensure that United at all times has a current copy of each version of the Form Agreements together with such commentary or explanation of the Form Agreements as may be reasonably required by United for the comprehension and understanding of the Form Agreements.

          (ii) Changes to Form Agreements. GI-Inc will provide United with no less than 30 days written notice in the event that GI-Inc modifies or discontinues the use of any of the Form Agreements.

          5.3  Services of GI-Inc.
               GI-Inc will provide Galileo Services, CTMS Services and New Services to NTP Subscribers, CTMS Customers and CTMS Agents, subject to the terms of the Form Agreements as negotiated by Untied and approved by GI-Inc pursuant to this Agreement.

          5.4  New Services.
               GI-Inc will not distribute any Galileo Service (but excluding enhancements or replacements of any Galileo Service) that did not exist as of the Effective Date (a "New Service") through any sales representative in the Territory, and including GI-Inc itself, without first offering United the right of first refusal to become the exclusive sales agent for such New Service for the APR. GI-Inc and United shall negotiate on the reasonable terms of such agency, including the performance objectives and the compensation therefor as provided in Appendix II. Failing agreement with United within ninety days (90 days) of the inception of such negotiations, GI-Inc may, upon giving notice to United pursuant to Section 26, below, make the other sales representative arrangements for the New Service within the Territory.

          5.5  CTMS Products.

               5.5.1  Base Products.
                      GI-Inc has the ultimate role in determining product
               specifications and features of any CTMS Service, and GI-Inc will ensure that such specifications and product implementations of such specifications meet prevailing market needs. To that end, the GI-Inc Executive shall consult regularly with the United Executive as to information that United may gather in the course of its business that United believes is relevant to ensuring that the CTMS Service is competitive with like services and products provided by other service providers.

               5.5.2  Demonstrations.

CONFIDENTIAL TREATMENT                  14
REQUESTED BY GALILEO
INTERNATIONAL, INC.




               Upon United's request, subject to GI-Inc.'s agreement, GI-Inc, at its expense, will provide demonstrations of CTMS Services to CTMS Customers and/or CTMS Agents. GI-Inc will coordinate the content and scheduling of such demonstrations with United.

     5.6  Technical Support.
          GI-Inc will provide in a good and workmanlike manner all installation, connection, and testing of all Galileo Services, CTMS Services and any field or technical support or field maintenance required by NTP Subscribers, CTMS Customers, or CTMS Agents. GI-Inc will maintain ongoing and appropriate contact with NTP Subscribers, CTMS Customers and CTMS Agents to facilitate user operation of the Galileo Services and CTMS Services. Technical sales consulting support will also be provided by GI-Inc to the Sales Force.

     5.7  Technical Assistance Offices.
          GI-Inc will maintain regional Tech Offices for the use of its sales representatives that will be staffed by knowledgeable employees capable of providing technical assistance regarding Galileo Services and CTMS Services. Such assistance will be available to United during normal GI-Inc business hours.

     5.8  Help Desk.
          GI-Inc, at its expense, will maintain a telephone call center or centers for use by the Sales Force, NTP Subscribers, CTMS Customers, and CTMS Agents during normal business hours for each of those persons in their places of business. The call centers will be staffed by knowledgeable persons under the control of GI-Inc who are capable of providing prompt, thorough, courteous, and professional technical assistance regarding the products and services of GI-Inc.

6    Reporting.

     United will furnish, at no cost to GI-Inc, the reports and documents set forth in Exhibit D hereto.

7    Other Marketing Rights.

     7.1  GI-Inc.
          GI-Inc reserves the right to market and to support services in the Sales APR. During the term of this Agreement, and except as otherwise provided in this

CONFIDENTIAL TREATMENT                      15
REQUESTED BY GALILEO
INTERNATIONAL, INC.

     Agreement, GI-Inc will not designate the Sales APR of United as the area of primary sales responsibility of any other sales agent of GI-Inc, including GI-Inc itself.

      7.2  United.

     Subject to the provisions of the Non-Competition Agreement, while United is the sales agent of GI-Inc under the terms of this Agreement, United will not act as a sales agent for the reservations or accounting services of another entity in the CRS Industry in the APR without the prior consent of GI-Inc, provided, however, that nothing in this Agreement will prevent United from:

     (i) having United Group Products and Services displayed or listed in any person's computer reservation system, schedule, other electronic or paper communications medium, or otherwise;

     (ii) providing to any person any technological or computerized means of delivering information and automation functionality;

     (iii) authorizing any person to use United's trademarks and trade names in connection with advertising United's participation in such person's computer information or reservation system, or otherwise;

     (iv) endorsing the products or services of another member of the CRS Industry, provided, however, that United may not endorse such products or services of such other member of the CRS Industry as being preferred to those of GI-Inc, provided, however, (a) if GI-Inc does not itself provide such products or services, or
            (b) GI-Inc provides such products or services but they do not meet United's needs, then, subject to the provisions of the Non-Competition Agreement, United may endorse such products or services of such other member of the CRS Industry in any manner.

8    Terms of Payment.

     GI-Inc will pay United quarterly in arrears, upon receipt and acceptance by GI-Inc of United's reports pursuant to Section 6 above for the preceding quarter and of its invoice therefor, an amount equal to one quarter of the Base Compensation. Invoices will be prepared and mailed on the first work day of April, July, October and January of each year. After the end of each calendar year, following receipt and acceptance by GI-Inc of United's report pursuant to
Section 6 above with results for the year as a whole, adjustments will be made as required by Appendix II, and GI-Inc or United, as appropriate, will make payment to the other in an amount determined in accordance with the application of such Section. All payments hereunder will be made within 30 days of date of invoice by wire transfer, banking instructions to be given by the recipient thereof in advance of each such transfer. All amounts due and

CONFIDENTIAL TREATMENT                14
REQUESTED BY GALILEO
INTERNATIONAL, INC.

payable hereunder and not paid within 30 days of date of invoice shall be subject to late payment interest subject to the following: (i) the Interest Rate shall be fixed as of the due date of the invoice, and (ii) interest shall be calculated, on the basis of a 360-day year, from the due date.

9    Currency.

     For the purposes of this Agreement all currency calculations shall be in US Dollars and, to the extent paid in a currency other than US Dollars, revenue received by GI-Inc or expenses incurred by GI-Inc will be converted to US Dollars at the exchange rate in effect at the date of the receipt of such revenue or payment of such expense, as the case may be.

10   Term.

     This Agreement is effective as of the Effective Date, and will continue until the termination of the Non-Competition Agreement. GI-Inc may issue, no earlier than July 1 of each year a conditional notice of termination if GI-Inc has reasonably determined that United may, as a result of its own failure to perform and not as a result of a Material Change, not meet its then current Revenue Goal; if, as of 120 days after such conditional notice, GI-Inc reasonably determines that United will not meet such Revenue Goal and so notifies United, this Agreement will terminate 90 days after such determination (with no sales exclusivity during the last 30 days of the 90 day period) and United will be paid for sales services during the last 30 days only at direct labor cost (adjusted to reflect time devoted to GI-Inc) and associated expenses.

11   Confidentiality.

     11.1 Confidential Information.

     Confidential information, including, without limitation, source code, object code, manufacturing, financial and marketing data, orders, forecasts, plans, designs, drawings and specifications of either United or GI-Inc, which is contained in tangible records designated as "CONFIDENTIAL", "TRADE SECRET" or "PROPRIETARY", or which is otherwise communicated on the express basis that the information is confidential, and which is provided to the other party during the performance of this Agreement (hereafter "Confidential Information"), will be treated as confidential and not further disclosed to any third party without the prior written consent of the providing party, except as provided under the terms of this Agreement, for five years from the date such Confidential Information was first received, unless such Confidential Information was already in the possession of the other party, is placed in the public

CONFIDENTIAL TREATMENT                17
REQUESTED BY GALILEO
INTERNATIONAL, INC.

     domain through no fault of the party receiving such information, or becomes rightfully available to the other party through other sources without restriction on disclosure.

     11.2   Service.
            If either party is served with a subpoena or other legal process requiring the production or disclosure of any Confidential Information or United Information, then that party will immediately notify the owner thereof, and will in good faith attempt to permit the owner at the owner's expense to intervene and contest such disclosure or production.

12   Service Marks, Patents, Third Party Data.

     12.1   Use of Service Marks.

            12.1.1       GI-Inc Marks.
                         United will use and display the GI-Inc trade and
            service marks in the form specified by GI-Inc. United will market the Galileo Services and CTMS Services under product names established by GI-Inc and must identify all such Galileo
            Services and CTMS Services as the products or services of GI-Inc. United may include its name and identifying marks in association with the name "GI-Inc". GI-Inc reserves the right to disapprove any use of the trade and service marks and other proprietary rights of GI-Inc if GI-Inc determines in its reasonable discretion that such use is contrary to the objectives or policies of GI-Inc.

            12.1.2       United Marks.
                         GI-Inc will not use the trade or service marks of
            United without United's prior written consent. United reserves the right to disapprove any use of the trade and service marks and other proprietary rights of United if United determines in its reasonable discretion that such use is contrary to the objectives or policies of United.

     12.2   Patent Indemnity.

            12.2.1       Actions.
                         GI-Inc will defend at its expense any suit or
            proceeding against United based on a claim that any product or service of GI-Inc ("GI-Inc Product") constitutes an infringement of the patent, trademark, or copyright laws of the United States, provided that GI-Inc is notified promptly in writing

CONFIDENTIAL TREATMENT                18
REQUESTED BY GALILEO
INTERNATIONAL, INC.


            and given full and complete authority, information, and assistance for the defense of such suit or proceeding. If the foregoing provision is complied with, GI-Inc will pay damages and costs awarded against United, but GI-Inc will not be responsible for any compromise or settlement made without its prior written consent. If any GI-Inc Product is held to constitute infringement of such patent, trademark, or copyright and its use is enjoined, GI-Inc will, at its election and expense, either obtain for United the right to continue using such GI-Inc Product, modify such GI-Inc Product so that it is not infringing, or remove such GI-Inc Product.

            12.2.2   Limitation.
                     GI-Inc will not be liable to United with respect
            to any claim of infringement which is based upon (a) combination or utilization of an GI-Inc Product with products or services not supplied by GI-Inc; (b) the unauthorized modification by United or a person other than GI-Inc or its designated representatives of any GI-Inc Product or (c) the use of any GI-Inc Product not in accordance with GI-Inc's specifications or recommendations.

     12.3   Third Party Data.
            GI-Inc makes no representation or warranty regarding the accuracy or reliability of any schedule, fare, quote, or other information provided to GI-Inc by airlines or by hotels, car rental companies or other vendors of travel related services. GI-Inc will not be responsible for, and United hereby releases and waives any claims against GI-Inc conceding, the accuracy or reliability of any such information provided by such third parties.

13   Taxes.

     13.1    GI-Inc Responsibilities.
             GI-Inc will pay any sales, use, or personal property taxes (except for any tax levied upon or measured by United's gross receipts) imposed by any taxing authority and required to be paid by GI-Inc or United as a result of services provided to GI-Inc under this Agreement. GI-Inc will not be liable for any tax levied upon or measured by the income of United.

     13.2    Claims.
             If a claim is made against United for any taxes that are to be paid by GI-Inc, United will timely notify GI-Inc. If GI-Inc so requests in writing, United will, at GI-Inc's expense, take such action as GI-Inc may reasonably direct with respect to such

CONFIDENTIAL TREATMENT               19
REQUESTED BY GALILEO
INTERNATIONAL, INC.

         taxes, including payment of such taxes under protest. If the tax has been paid, and if requested by GI-Inc, United will, at GI-Inc's expense, take such action as GI-Inc may reasonably direct, including allowing GI-Inc to file a claim or commence legal action in United's name, to recover such tax payment. In the event of refund or recovery of any tax, or part thereof, United will pay to GI-Inc promptly that portion of the tax paid by GI-Inc, including any interest received thereon.

14       Limitation of Liability.

         Except as provided under Section 18 below ("Indemnification"), each party's total liability regarding any claim by the other party for breach of this Agreement is limited to the amount of compensation earned by United for the year in which the claim arises or, if based on obligations of a continuing nature and arising after termination, then the final year of this Agreement, and each party hereby releases and waives any claims against the other party for such breach in excess of such amount.

15       Consequential Damages.

         NEITHER PARTY WILL BE LIABLE FOR, AND EACH PARTY WAIVES AND RELEASES ANY CLAIMS AGAINST THE OTHER PARTY FOR, ANY SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, INCLUDING DAMAGE TO OR DESTRUCTION OF PROPERTY, LOST REVENUES, LOST PROFIT, OR LOSS OF PROSPECTIVE ECONOMIC ADVANTAGE, RESULTING FROM PERFORMANCE OR FAILURE TO PERFORM UNDER THIS AGREEMENT.

16       Termination for Breach.

         If either party (the "Defaulting Party") breaches any of its duties or obligations under this Agreement, and such breach continues for thirty days (ten days regarding failure to pay amounts due) after written notice of such default from the other party, then the other party may terminate this Agreement at any time thereafter, effective immediately upon written notice of termination to the Defaulting Party, without prejudice to any other rights or remedies the non-defaulting party may have. Upon notice of such termination, the Defaulting Party will return immediately to the non-defaulting party any and all confidential or proprietary information, programs, materials, or other data, and any copies thereof, in the possession or control of the Defaulting Party.

17       Force Majeure, Delay.

CONFIDENTIAL TREATMENT               20
REQUESTED BY GALILEO
INTERNATIONAL, INC.


         Neither party will be responsible for delays in performance caused by acts of God or governmental authority, strikes or labor disputes, fires or other loss of manufacturing facilities, breach by suppliers of supply agreements, or any other cause beyond the reasonable control of that party.

18       Indemnification.

         Each party (the "Indemnitor") will indemnify the other party, its officers, employees, and agents (collectively "Indemnitees") against and hold each Indemnitee harmless from all claims, suits, judgments, losses, damages, fines or costs (including reasonable legal fees and expenses) resulting from any claim, suit, or demand by any third party for injuries to or deaths of persons or loss of or damage to property arising out of the Indemnitor's performance or, willful misconduct of the Indemnitor its employees, officers, or agents, in connection with the Indemnitor's performance of this Agreement, except to the extent caused by the negligence of any Indemnitee. The Indemnitor's obligations under this paragraph will survive the termination of this Agreement.

19       Guarantee of Performance.

         If either party (the "Insolvent Party") becomes insolvent; if the other party (the "Insecure Party") has evidence that the Insolvent Party is not paying its bills when due without just cause; if a receiver of the Insolvent Party's assets is appointed; if the Insolvent Party takes any step leading to its cessation as a going concern; or if the Insolvent Party either ceases or suspends operations for reasons other than a strike, then immediately upon receipt of written notice from the Insecure Party the Insolvent Party will provide adequate assurance, satisfactory to the Insecure Party, of the future performance of this Agreement. If bankruptcy proceedings are commenced with respect to the Insolvent Party, then the Insecure Party may suspend all further performance of this Agreement until the Insolvent Party assumes or rejects this Agreement pursuant to section 365 of the Bankruptcy Code or any similar or successor provision. Any such suspension of further performance by the Insecure Party pending the Insolvent Party's assumption or rejection will not be a breach of this Agreement and will not affect the Insecure Party's right to pursue or enforce any of its rights under this Agreement or otherwise

20       Third Party Rights.

         Nothing contained in this Agreement establishes or creates, or is intended or will be construed to establish or create, any right in or any duty or obligation to any third party.

CONFIDENTIAL TREATMENT                21
REQUESTED BY GALILEO
INTERNATIONAL, INC.


21       Assignment.

         United may assign or transfer this Agreement or any rights granted or provided for hereunder, in whole or in part, to any person or entity that is controlled by United, otherwise United may not assign or transfer this Agreement or any rights granted or provided for hereunder, in whole or in part, without the written Agreement of GI-Inc. GI-Inc may assign or transfer this Agreement or any rights granted or provided for hereunder, in whole or in part, to any person or entity that is controlled by GI-Inc, otherwise GI-Inc may not assign or transfer this Agreement or any rights granted or provided for hereunder, in whole or in part, without the written Agreement of United.

22       Relationship of the Parties.

         The relationship of the parties is that of principal and limited agent. United may bind GI-Inc only as specifically provided in this Agreement.

23       Severability.

         If any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect, then the Agreement shall he construed to exclude such provision and to be enforceable in all other respects, unless to do so would prejudice the rights of either party or result in such a material change as to cause performance by either party to be unreasonable.

24       Survival.

         All provisions of this Agreement which by their terms survive termination thereof will continue thereafter in full force and effect.

25       Governing Law.

         This Agreement, and any dispute arising under or in connection with this Agreement, including any action in tort, will be governed by the internal laws of the State of Illinois. Any action brought to (i) preserve the status quo pending arbitration or (ii) enforce an arbitration proceeding or decision shall be brought in courts located within Cook County, Illinois, the parties hereby consenting to personal jurisdiction and venue therein.

26       Notices.

         All notices to either party under this Agreement must be in writing and sent to the following addressee and at the following address:

CONFIDENTIAL TREATMENT                22
REQUESTED BY GALILEO
INTERNATIONAL, INC.

                 for GI-Inc:
                 Galileo International Incorporated
                 Suite 400
                 9700 West Higgins Road
                 Rosemont, Illinois  60018
                 Attn: President

                 for United:
                 United Airlines Department WHQSS
                 1200 E. Algonquin Road
                 Elk Grove Township, Illinois  60007
                 Attn: Vice President and General Sales Manager

         Notices will be deemed effective on the date received. Notices by certified or registered mail (return receipt requested) will be deemed received on the date shown on the return receipt. Notices sent by telex or facsimile will be deemed received on the date transmitted if transmitted before 3:30 p.m. time of recipient, otherwise on the next business day following transmission.

27       Headings.

         The section headings and captions used in this Agreement are for convenience of reference only and do not constitute a part of this Agreement and will not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement will be enforced and construed as if no heading or caption had been used in this Agreement.

28       Entirety of Agreement.

         This Agreement including any Exhibits or attachments, supersedes all prior oral or written representations or communications between the parties and constitutes the entire understanding of the parties regarding the subject matter of this Agreement. This Agreement may be modified only in a writing signed by both parties.

CONFIDENTIAL TREATMENT            23
REQUESTED BY GALILEO
INTERNATIONAL, INC.

29       Counterparts.

         This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall be considered one and the same instrument.

         IN WITNESS WHEREOF, the parties have agreed to and executed this Agreement by their authorized representatives as of the Effective Date first set forth above

GALILEO INTERNATIONAL, INC.             UNITED AIR LINES, INC.


By: ______________________________      By: ______________________________

Name: ____________________________      Name: ____________________________


Title: ___________________________      Title: ___________________________

CONFIDENTIAL TREATMENT
REQUESTED BY GALILEO
INTERNATIONAL, INC.

                                   Appendix I

  [INTENTIONALLY OMITTED -- CONFIDENTIAL TREATMENT REQUESTED]
                             [THREE PAGES OMITTED]











                                (APPENDIX I-1)

CONFIDENTIAL TREATMENT
REQUESTED BY GALILEO
INTERNATIONAL, INC.

                                  Appendix II

   [INTENTIONALLY OMITTED -- CONFIDENTIAL TREATMENT REQUESTED]
                             [FIVE PAGES OMITTED]













                                (APPENDIX II-1)

CONFIDENTIAL TREATMENT
REQUESTED BY GALILEO
INTERNATIONAL, INC.

                                  Attachment A

                                 Defined Terms

As used in this Agreement, including the Attachments, Exhibits and Schedules hereto, the terms listed in this Attachment A have the meanings ascribed to them. The use of a term in the singular that is defined herein in the plural is understood in this Agreement to signify a single instance of such defined matter.

"Accounting Services" means those travel agency accounting services that are provided by GI-Inc to customer of GI-Inc.

"Active Support Personnel" means General Sales Personnel who will be dedicated primarily (80 percent of work time) to providing Sales Services pursuant to this Agreement.

"Administrative Support Personnel" means those General Sales Personnel who perform primarily administrative or management functions in the provision of Sales Services pursuant to this Agreement.

"Advance Credit" has the meaning ascribed to that term in Section 9 of Appendix II.

"APR" means "Area of Primary Sales Responsibility" as defined herein.

"ARC" means Airlines Reporting Corporation.

"Area of Primary Sales Responsibility" means the exclusive geographic area of primary sales responsibility assigned to United as described in Exhibit A hereto and as such geographic area may be amended from time to time in accordance with the provisions of this Agreement.

"Assigned Subscribers" means (i) all NTP Subscribers within the APR and (ii) the Designated Subscribers, but excluding the Excluded Subscribers.

"Base Compensation" has the meaning ascribed to that term in Section 6 of Appendix II and, in the event that there is a Carryover Base Compensation, means such Carryover Base Compensation.

"BSP" means an entity, including, without limitation, IATA, that performs accreditation, revenue reporting and clearing functions such as those performed by ARC.






                               (ATTACHMENT A-1)

CONFIDENTIAL TREATMENT
REQUESTED BY GALILEO
INTERNATIONAL, INC.


"Cancelled Deal" has the meaning ascribed to that term in Section 5.2 above.

"Carryover Base Compensation" has the meaning ascribed to that term in Section
4.2 of Appendix II.

"Carryover FA Budget" has the meaning ascribed to that term in Section 4.2 of Appendix II.

"Carryover Plan" has the meaning ascribed to that term in Section 4.2 of Appendix II.

"Carryover Revenue Goal" has the meaning ascribed to that term in Section 4.2 of Appendix II.

"Commitment Review Procedure" has the meaning ascribed to that term in Section
5.2 above.

"Corporate Direct System" means a computerized travel reservations system that is integrated with desktop travel management software including, for example, travel policy enforcement, expense management, and management reporting functionality and is (i) selected by a CTMS Customer for use by its employees, or (ii) selected for use by a CTMS Agent retained by a CTMS Customer to service the travel planning and management requirements of such CTMS Customer.

"CRS Industry" means the group of business entities who provide products and services alike to the products and services of GI-Inc.

"CTMS Agent" means a Travel Agent, NTP Subscriber, service bureau, or other person with whom a CTMS Customer has an agreement pursuant to which the CTMS Agent performs services related to the use of a CTMS and other aspects of that CTMS Customer's travel planning and travel management requirements.

"CTMS Customer" means a corporation, partnership, or other person who is an existing or a potential purchaser of CTMS Services from GI-Inc.

"CTMS Form Agreement" means a Form Agreement that relates to CTMS Services.

"CTMS Sales Services" has the meaning ascribed to that term in Section 4.3 above.

"CTMS Services" means any portion of a Corporate Direct System provided by GI-Inc, whether itself, or through an arrangement or arrangements between GI-Inc and a third party or third parties.









                               (ATTACHMENT A-2)

CONFIDENTIAL TREATMENT
REQUESTED BY GALILEO
INTERNATIONAL, INC.


"CTMS" means a CTMS Service.

"Designated Subscribers" means those NTP Subscribers listed on Exhibit C hereto and as amended pursuant to this Agreement.

"Dedicated Personnel" means General Sales Personnel of at least Account Executive level who will be dedicated full-time (100 percent of work time) to the provision of Sales Services pursuant to this Agreement.

"Discontinued Multinational Account" has the meaning ascribed to that term in
Section 2.1.3 above.

"Discontinued Service Notice" has the meaning ascribed to that term in Section
5.1 above.

"Dispute" means any dispute, disagreement, claim, or controversy arising in connection with or relating to this Agreement, or the validity, interpretation, performance, breach, or termination of this Agreement, including any claim of breach of representation or warranty or of non-performance.

"Dispute Resolution Procedure" means the procedure described in Attachment B hereto.

"Dispute Summary" means, with respect to a Dispute and with respect to the party to the Dispute who shall prepare a Dispute Summary, a written declaration presenting (i) a statement expressing the issue(s) in Dispute, (ii) facts relevant to the understanding of the issue(s) in Dispute, and (iii) a statement expressing the resolution of the Dispute that is sought by the party who prepares the Dispute Summary.

"Excluded Subscribers" means those NTP Subscribers listed on Exhibit B pursuant to this Agreement.

"FAA Factor" means, with respect to the Carryover Plan year in question, the change, expressed as a percentage, in forecast domestic revenue passenger enplanements for that Carryover Plan year versus the immediately preceding year, where "forecast domestic revenue passenger enplanements" shall be as provided in the then-current (as of the time the Carryover Plan is created) "FAA Aviation Forecasts" issued by the U.S. Department of Transportation, Federal Aviation Administration, Office of Aviation Policy and Plans.

"Financial Assistance" means the provision by GI-Inc, and at GI-Inc's expense, to any one or more of (i) the Assigned Subscribers, (ii) CTMS Customers, and
(iii) CTMS Agents, of any









                               (ATTACHMENT A-3)

CONFIDENTIAL TREATMENT
REQUESTED BY GALILEO
INTERNATIONAL, INC.


one or more of: (a) cash payments; (b) indemnification payments; (c) revenue sharing; (d) booking fee rebates; (e) lease fee waivers; (f) license fee waivers; (g) productivity or efficiency fee waivers; (h) airline tickets or other airline, car or hotel perquisites; (i) computer or other hardware; and (j) other benefits.

"FA Budget" means the amount of Financial Assistance established in accordance with the provisions of Section 3 of Appendix II and, in the event that there is a Carryover FA Budget, means such Carryover FA Budget.

"Form Agreements" has the meaning ascribed to that term in Section 5.2 above.

"Galileo Board" means the Board of Directors of GI-Inc.

"Galileo Services" means, collectively, Reservations Services and Accounting Services, as provided by GI-Inc in the APR, excluding CTMS Services.

"General Sales Personnel" means regular, full-time employees of United who either are in training for or are actively engaged in the sale of air transportation on United, or other persons as may be agreed by GI-Inc and United, including Administrative Support Personnel as provided above, but excluding employees of United engaged primarily in administrative or management positions that supervise sale planning or implementation policies or processes of United.

"GI-Inc Executive" has the meaning ascribed to that term in Section 3.1 above.

"GI-Inc Lead" has the meaning ascribed to that term in Section 4.2 above.

"GI-Inc Support" has the meaning ascribed to that term in Section 5.2 above.

"Guaranteed Compensation" has the meaning ascribed to that term in Section 7 of Appendix II.

"Headquarters" means, with respect to the corporation or partnership in question, the city or place in which that corporation or partnership maintains its principal offices.

"HOL Flow" means, with respect to an individual NTP Subscriber, the annual sales of air transportation revenue, as measured by ARC and BSPS, for all locations of that NTP Subscriber.

"IATA" means the International Air Transport Association.





                               (ATTACHMENT A-4)

CONFIDENTIAL TREATMENT
REQUESTED BY GALILEO
INTERNATIONAL, INC.

"Independent Directors" means the members of the Galileo Board who are neither nominated by an airline owner of GI-Inc or are members of the executive management of GI-Inc.

"Interest Rate" means the mathematical average of the prevailing dollar-denominated 30 day and 90 day London Interbank Offered Rates (LIBOR), as reported in the Wall Street journal for a specified business day, plus 200 basis points.

"Level One Bonus" has the meaning ascribed to that term in Section 8 of Appendix II.

"Level Two Bonus" has the meaning ascribed to that term in Section 8 of Appendix II.

"Material Change" has the meaning ascribed to that term in Section 5 of Appendix II.

"Multinational Accounts" means (i) those Designated Subscribers listed under "(A) Multinational Accounts" on Exhibit C hereto, and (ii) any other NTP Subscriber who may become a "Multinational Account" as provided in Section
2.1.3 above.

"Multinational Procedure" has the meaning ascribed to that term in Section 4.2 above.

"Multinational Sales Services" has the meaning ascribed to that term in Section
4.2 above.

"National Accounts" means those Designated Subscribers listed under "(B) National Accounts" on Exhibit C hereto.

"Negotiation Range" has the meaning ascribed to that term in Section 5.2 above.

"Neutral Travel Provider" means any Travel Agent that sells the products and services of Vendors and holds itself out as a neutral source of information regarding Vendors and their services or products.

"New Service" has the meaning ascribed to such term in Section 5.4 above.

"Non-Competition Agreement" means the Amended and Restated Non-Competition Agreement, dated as of _____________ ___, 1997, among GI-Inc, United Air Lines, Inc., UAL Corporation and Covia Corporation.

"Non-Vendor Revenue" means all revenue received by GI-Inc from NTP Subscribers, CTMS Customers, CTMS Agents, and other persons and including, without limitation, lease and license payments, install/deinstall charges, variable charges (including but not limited to











                               (ATTACHMENT A-5)

CONFIDENTIAL TREATMENT
REQUESTED BY GALILEO
INTERNATIONAL, INC.

charges for tickets, itineraries and invoice documents), and backroom lease and license fees, net of discounts, but not including Vendor Revenue.

"NTP" means Neutral Travel Provider, as defined herein.

"NTP Form Agreement" means a Form Agreement that relates to Galileo Services, but excluding CTMS Services.

"NTP Sales Services" has the meaning ascribed to that term in Section 4.1 above.

"NTP Subscriber" means a Neutral Travel Provider who is an existing or a potential purchaser of Galileo Services from GI-Inc.

"OPS" means United's Organizational Pay Summary system or any replacement system that United may use, in United's sole discretion, and which is a proprietary system that tracks United PMEs.

"Other Agent" has the meaning ascribed to that term in Section 2.4 above.

"Performance Compensation" has the meaning ascribed to that term in Section 7 of Appendix II.

"PME" means Paid Manpower Equivalent, which is commonly used in United's business practices as a measure of average employee headcount for a the period of time in question.

"Reporting Number" means an account number issued by the Airline Reporting Corporation or by the International Air Transport Association, or both, to an individual or entity for the purpose of authorizing such individual or entity to operate as a travel agency.

"Reservations Services" means the computerized display, reservation, ticketing, or sale of the services or products of Vendors including the availability and price thereof, as generated by GI-Inc to any person other than Vendors.

"Revenue Goal" has the meaning ascribed to that term in Section 2 of Appendix
II.

"Sales Services" means, collectively, NTP Sales Services, Multinational Sales Services, and CTMS Sales Services.











                               (ATTACHMENT A-6)

CONFIDENTIAL TREATMENT
REQUESTED BY GALILEO
INTERNATIONAL, INC.


"Sales Force" means, collectively, the Active Support Personnel, Dedicated Support Personnel and General Sales Personnel.

"Senior Review Committee" means a committee consisting of GI-Inc's President and United's Senior Vice President - North America.

"Support Services" has the meaning ascribed to that term in Section 4.4 above.

"Tech Office" means a technical support center (at times referred to colloquially as a "TN" office) operated and staffed by GI-Inc with personnel proficient in all technical aspects of the use by end-users of GI-Inc products and services.

"Territorial Reassignment" has the meaning ascribed to that term in Section 2.4 above.

"Territory" means, collectively, the United States of America together with its territories and protectorates, and the Republic of Mexico.

"Total Revenue" means the sum of Non-Vendor Revenue and Vendor Revenue, with respect to the APR plus such revenue generated from Designated Subscribers less such revenue generated from Excluded Subscribers, provided that any such revenue generated from the location of an Excluded Subscriber in the calendar year in which such location commences purchasing Galileo Services shall be included in the Total Revenue only for the sales representative who was responsible for such sale of Galileo Services.

"Training Materials" has the meaning ascribed to that term in Section 4.7.3.3 above.

"Travel Agent" means an individual or entity, that has been assigned a Reporting Number.

"United Executive" has the meaning ascribed to that term in Section 3.2 above.

"United Group Products and Services" means with respect to United and any carrier that uses United's airline designator code in the display of certain designated flights (collectively, the "group carriers") the schedule, seat availability, and price thereof of the group carriers, including, without limitation, air and/or non-air travel packages that may include ancillary air segments on non-group-carrier airlines.

"United Lead" has the meaning ascribed to that term in Section 4.2 above.

"US Deal" has the meaning ascribed to that term in Section 4.2 above.









                               (ATTACHMENT A-7)

CONFIDENTIAL TREATMENT
REQUESTED BY GALILEO
INTERNATIONAL, INC.


"US Dollar" means the lawful currency of the United States of America.

"Vendor" means a vendor of travel-related services, such as an airline, hotel, or rental car company, tour package, cruise operator, or travel insurance company, that has purchased or subscribed for Reservations Services.

"Vendor Revenue" means all revenue received by GI-Inc from Vendors with respect to booking fees and other service charges or fees as a result of bookings and other transactions for which GI-Inc charges a fee to Vendors, which such bookings and other transactions are generated by NTP Subscribers, CTMS Customers, CTMS Agents, and other persons.















                               (ATTACHMENT A-8)

CONFIDENTIAL TREATMENT
REQUESTED BY GALILEO
INTERNATIONAL, INC.

                                  Attachment B

                          Dispute Resolution Procedure

1.       General Procedure.

         Except as otherwise stated in the Agreement, the parties hereto shall resolve all Disputes in accordance with this procedure:

(a) Each party shall instruct its appropriate representative to promptly negotiate in good faith with the other party's appropriate representative to resolve the Dispute. The GI-Inc Executive shall be the representative of GI-Inc. The United Executive shall be the representative of United.
(b) if the representatives do not resolve the Dispute within ten business days (or such longer period as the Representatives may agree) after the date of referral of the Dispute to them, the representative of each party will prepare a Dispute Summary with respect to that party's position in the Dispute. The Dispute shall be referred (by either or both of the representatives) to the Senior Review Committee for resolution on the basis of the Dispute Summaries prepared by each party.
(c) If the Senior Review Committee does not resolve the Dispute within ten business days (or such longer period as that Committee may agree) from the date of referral to it, either party may submit the Dispute to binding arbitration in accordance with Section 2 of this Attachment.

2.       Arbitration Procedure

The Arbitration Procedure shall be the "baseball" arbitration procedure provided in Section 5.04 of the Amended and Restated Computer Services Agreement between United and GI-Inc, modified as necessary with respect to defined terms in this Agreement.





                                      (ATTACHMENT B-1)

CONFIDENTIAL TREATMENT
REQUESTED BY GALILEO
INTERNATIONAL, INC.

                                   Exhibit A

           [INTENTIONALLY OMITTED -- CONFIDENTIAL TREATMENT REQUESTED]





                                  (EXHIBIT A-1)

CONFIDENTIAL TREATMENT
REQUESTED BY GALILEO
INTERNATIONAL, INC.

                                   Exhibit B

             [INTENTIONALLY OMITTED -- CONFIDENTIAL TREATMENT REQUESTED]






                                  (EXHIBIT B-1)

CONFIDENTIAL TREATMENT
REQUESTED BY GALILEO
INTERNATIONAL, INC.

                                   Exhibit C

           [INTENTIONALLY OMITTED -- CONFIDENTIAL TREATMENT REQUESTED]





                                  (EXHIBIT C-1)

CONFIDENTIAL TREATMENT
REQUESTED BY GALILEO
INTERNATIONAL, INC.

                                   Exhibit D

                          Sales Representative Reports


1)       Staffing Report.  A quarterly written advice of staffing levels.

2) Account Activity Reports setting forth: Gains (signed contracts/OA's); Losses, Renewals; Changes/Updates to target lists - due on last day of each month.

3) Redistricting Reports and Administrative Files. On GI-Inc's request, contains account alignments and assignments.





                                (EXHIBIT D-1)

CONFIDENTIAL TREATMENT
REQUESTED BY GALILEO
INTERNATIONAL, INC.

                                   Exhibit E

                              Certain Territories

[This Exhibit E is to contain a list of territories for which Galileo has granted exclusive distribution rights for products to a third party and in which United may not sell CTMS Services so long as the exclusivity provision(s) of Galileo's agreement with that third party is in effect.]





                                (EXHIBIT E-1)

CONFIDENTIAL TREATMENT
REQUESTED BY GALILEO
INTERNATIONAL, INC.

                                   Schedule 1

          [INTENTIONALLY OMITTED -- CONFIDENTIAL TREATMENT REQUESTED]






                                (Schedule 1-1)